AMALGAMATION AGREEMENT


THIS AMALGAMATION AGREEMENT dated as of the 20th of January, 2003.

B E T W E E N:

GENTERRA INVESTMENT CORPORATION, a corporation formed under the laws of the Province of Ontario, (Ontario), (hereinafter referred to as "Genterra")

                            OF THE FIRST PART
                  - and -

MIRTRONICS INC., a corporation incorporated under the laws of the Province of Ontario, (hereinafter referred as "Mirtronics") OF THE SECOND PART

THIS AGREEMENT WITNESSETH as follows:

                            ARTICLE ONE - DEFINITIONS

1.1 In this Agreement, the following terms shall have the following meanings, respectively:

     (a)  "Act" means the Business Corporations Act (Ontario), as amended;

     (b)  "Agreement"  means  this  Amalgamation   Agreement  and  includes  the
          schedules attached hereto;

     (c) "Amalgamation" means the amalgamation of the Amalgamating Corporations as contemplated in the Agreement;

     (d)  "Amalgamating Corporations" means Genterra and Mirtronics;

     (e) "Amalgamated Corporation" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

     (f)  "Articles  of   Amalgamation"   means  the  Articles  of  Amalgamation
          contemplated in section 6.1 hereof;

     (g) "Certificate of Amalgamation" means the certificate of amalgamation to be issued to the Amalgamated Corporation pursuant to the Act;

     (h) "Effective Date" means the date on which the conditions to the Amalgamation, and all steps to implement the Amalgamation as set forth in this Agreement are taken and satisfied;

     (i)  "Genterra   Class  A  Share"  means  a  Class  A  subordinate   voting
          participating share without par value in the capital of Genterra;

     (j) "Genterra Class B Share" means a Class B multiple voting participating share without par value in the capital of Genterra;

     (k)  "Genterra    Class   D   Series   1   Share"   means   a   non-voting,
          non-participating, non-cumulative, redeemable Class D preferred share, Series 1 in the capital of Genterra;

     (l)  "Genterra    Class   D   Series   2   Share"   means   a   non-voting,
          non-participating, non-cumulative, redeemable Class D preferred share, Series 2 in the capital of Genterra;

     (m) "Genterra Class E Share" means a non-voting, non-participating, $0.14 cumulative, redeemable Class E preferred share in the capital of Genterra;

     (n)  "Genterra    Class   F   Series   1   Share"   means   a   non-voting,
          non-participating, $0.06 cumulative, redeemable, convertible Class F preferred share Series 1 in the capital stock of Genterra;

     (o) "Genterra Series 1 Share" means a non-voting, non-participating, $0.0084 cumulative, redeemable Series 1 Preference Share in the capital stock of Genterra;

     (p) "Genterra Special Share" means a voting, non-participating, redeemable special share without par value in the capital of Genterra;

     (q)  "Genterra Warrant" means a warrant enabling the holder to purchase one
          (1) Genterra Class A Share and 0.7 Genterra Series 1 Share at the price of $0.28 per share prior to March 26, 2004;

     (r) "Mirtronics Common Share" means a Common share without par value in the capital of Mirtronics; and

     (s)  "Mirtronics   Class  B   Preference   Share"   means   a   non-voting,
          non-participating, remeedable, non-cumulative Class B Preference share in the capital of Mirtronics.

                           ARTICLE TWO - AMALGAMATION

2.1               Agreement

     The  Amalgamating   Corporations  agree  to  amalgamate   pursuant  to  the
provisions of the Act as of the Effective Date and to continue as one corporation on the terms and conditions herein described.

2.2      Effective Date of Amalgamation

     On the Effective Date that the Amalgamation becomes effective and the Amalgamating Corporations are amalgamated and continue as one corporation under the terms and conditions of this Agreement, the Amalgamated Corporation shall possess all of the property, rights, privileges and franchises and shall be subject to all of the liabilities, contracts, disabilities and debts of each of the Amalgamating Corporations.

                     ARTICLE THREE - AMALGAMATED CORPORATION

3.1      Name

     The name of the Amalgamated Corporation shall be Genterra Inc., or such other name as may be approved.

3.2      Registered Office

     The registered office of the Amalgamated Corporation shall be in the Municipality of Metropolitan Toronto in the Province of Ontario. The address of the registered office of the Amalgamated Corporation in the Municipality of Metropolitan Toronto shall be 106 Avenue Road, Toronto, Ontario, M5R 2H3.

3.3      Directors

     (a)  Number:

     The board of directors of the Amalgamated Corporation shall, until otherwise changed in accordance with the Act, consist of a minimum of three (3) and a maximum of fifteen (15) directors;

     (b)  First Directors:

         The first directors of the Amalgamated Corporation shall be the persons whose names and addresses appear below:


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Full Name            Residence Address

Mark I. Litwin       20 Ormsby Crescent, Toronto, Ontario, M5P 2V3

Morton Litwin        113 McMorran Crescent, Thornhill, Ontario, L4J 2T4

Irwin Singer         1 Green Valley Road, North York, Ontario, M2P 1A4

Stan Abramowitz      11 Bronte Road, Thornhill, Ontario, L3T 7H6

Alan Kornblum        6 Tillingham Keep, Downsview, Ontario, M3H 6A2

Each of the foregoing is a resident Canadian. The said first directors shall hold office until their successors are elected or appointed. The election of the subsequent directors shall take place yearly at the annual meeting of shareholders of the Amalgamated Corporation and shall be by a show of hands unless a ballot is demanded by a shareholder, in accordance with s.103 of the Act.

3.4      Business

     There shall be no restrictions on the business that the Amalgamated Corporation may carry on.

3.5      Authorized Capital

     (a) The authorized share capital of the Amalgamated Corporation shall consist of:

          (i) an unlimited number of Class A subordinate voting participating shares without par value (the "Class A Shares");

          (ii) an unlimited number of Class B multiple voting participating shares without par value (the "Class B Shares");

          (iii)an unlimited number of preference shares without par value (the "Class C Preferred Shares");

          (iv) an unlimited number of preferred shares without par value issuable in series (the "Class D Preferred Shares");

          (v) an unlimited number of preferred shares without par value (the "Class E Preferred Shares);

          (vi) an unlimited number of preferred shares without par value issuable in series (the "Class F Preferred Shares);

          (vii)an unlimited number of preference shares without par value (the "Series 1 Preference Shares"); and

          (viii) an unlimited number of special shares without par value (the "Special Shares").

     (b) The rights, privileges, restrictions and conditions attaching to the Class A Shares and the Class B Shares are set out in Exhibit "1" annexed hereto.

     (c) The rights, privileges, restrictions and conditions attaching to the Class C Preferred Shares (the "Class C Preferred Shares") are set out in Exhibit "2" annexed hereto.

     (d) The rights, privileges, restrictions and conditions attaching to the Class D Preferred Shares and to the first and second series thereof (the "Class D Preferred Shares, Series 1", and the "Class D Preferred Shares, Series 2") are set out in Exhibit "3" annexed hereto.

     (e) The rights, privileges, restrictions and conditions attaching to the Class E Preferred Shares are set out in Exhibit "4" annexed hereto.

     (f) The rights, privileges, restrictions and conditions attaching to the Class F Preferred Shares, and to the first series thereof (the "Class F Preferred Shares, Series 1") are set out in Exhibit "5" annexed hereto.

     (g) The rights, privileges, restrictions and conditions attaching to the Series 1 Preference Shares are set out in Exhibit "6" annexed hereto.

     (h) The rights, privileges, restrictions and conditions attaching to the Special Shares are set out in Exhibit "7" annexed hereto.

3.6      Restrictions on Transfer

     There shall be no restrictions on the issue, transfer or ownership of shares of the Amalgamated Corporation.

3.7      By-laws

     The by-laws of Genterra shall, to the extent not inconsistent with this Agreement, be the by-laws of the Amalgamated Corporation. A copy of such by-laws may be examined at 106 Avenue Road, Toronto, Ontario, M5R 2H3.

                                 ARTICLE FOUR -
                 ISSUE OF SHARES BY THE AMALGAMATED CORPORATION

4.1      Issue of Shares

     The shares in the capital of the Amalgamating Corporations which are issued and outstanding immediately prior to the date of the issuance of a Certificate of Amalgamation pursuant to the provisions of the Act shall, on and from such last mentioned date, be converted into issued and outstanding shares in the capital of the Amalgamated Corporation as follows:

     (a) the 4,865,187 issued and outstanding Genterra Class A Shares shall be converted into an aggregate of 4,865,187 issued and fully paid Class A Shares of the Amalgamated Corporation, on a one for one basis;

     (b) the 484,012 issued and outstanding Genterra Class B Shares shall be converted into an aggregate of 484,012 issued and fully paid Class B Shares of the Amalgamated Corporation, on a one for one basis;

     (c) the 2,475,009 issued and outstanding Genterra Class D Series 1 Shares shall be converted into an aggregate of 2,475,009 issued and fully paid Class D Preferred Shares Series 1 of the Amalgamated Corporation, on a one for one basis;

     (d) the 810,059 issued and outstanding Genterra Class D Series 2 Shares shall be converted into an aggregate of 810,059 issued and fully paid Class D Preferred Shares, Series 2 of the Amalgamated Corporation, on a one for one basis;

     (e) the 115,258 issued and outstanding Genterra Class E Shares shall be converted into an aggregate of 115,258 issued and fully paid Class E Preferred Shares of the Amalgamated Corporation, on a one for one basis;

     (f) the 500,000 issued and outstanding Genterra Class F Shares shall be converted into an aggregate of 610,000 issued and fully paid Class F Preferred Shares of the Amalgamated Corporation, on the basis of 1.22 Class F Preferred Shares for each one Genterra Class F Share;

     (g) the 1,935,292 issued and outstanding Genterra Series 1 Shares shall be converted into an aggregate of 1,935,292 issued and fully paid Series 1 Preference Shares of the Amalgamated Corporation, on a one for one basis;

     (h) the 500,000 issued and outstanding Genterra Special Shares shall be converted into an aggregate of 500,000 issued and fully paid Special Shares of the Amalgamated Corporation, on a one for one basis;

     (i)  the  712,500  issued  and  outstanding   Genterra  Warrants  shall  be
          converted into an aggregate of 712,500 issued warrants of the Amalgamated Corporation, on a one for one basis;

     (j) the 12,867,581 issued and outstanding Mirtronics Common Shares shall be converted into an aggregate of 16,084,476 issued and fully paid Class A Shares of the Amalgamated Corporation, on the basis of 1.25 Class A Shares for each one Mirtronics Common Share;

     (k) the 1,709,115 issued and outstanding Mirtronics Class B Preferred Shares shall be converted into an aggregate of 1,709,115 issued and fully paid Class C Preferred Shares of the Amalgamated Corporation, on a one for one basis; and

     (l) each option granted by Mirtronics to purchase Mirtronics Common Shares pursuant to the Mirtronics Stock Option Plan, shall be cancelled.

4.2      Stated Capital

     The stated capital of the Amalgamated Corporation shall be equal to the aggregate of the stated capitals of the Amalgamating Corporations immediately prior to the Amalgamation becoming effective.

4.3               Fractional Shares

     No fractional shares of the Amalgamated Corporation will be issued. Shareholders who are entitled to a fraction of a share will receive a full share in respect thereof.

                                 ARTICLE FIVE -
                      CONDITIONS PRECEDENT TO AMALGAMATION

5.1      Conditions Precedent to Amalgamation

     Notwithstanding anything to the contrary contained herein, the respective obligations of Genterra and Mirtronics to complete the transactions contemplated by this agreement and to file Articles of Amalgamation to give effect to the Amalgamation shall be subject to the satisfaction of the following conditions:

     (a) this Agreement, with or without amendment, shall have been adopted and approved by special resolutions passed at special meetings of the shareholders of each of Genterra and Mirtronics, both called and held in accordance with the provisions of applicable laws, and in addition by a majority of the votes cast by shareholders other than Fred A.. Litwin and his respective associates;

     (b) all other consents, orders, regulations and approvals, including regulatory approvals and orders, required or necessary or desirable for the completion of the transactions provided for in this agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

     (c) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this agreement; and

     (d) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or securities deemed unsatisfactory or unacceptable by the parties hereto.

                                  ARTICLE SIX -
                            ARTICLES OF AMALGAMATION

6.1      Filing

     Upon the directors and shareholders of each of the Amalgamating Corporations approving this Agreement by special resolution in accordance with the Act, and all other conditions to the Amalgamation being satisfied, the Amalgamating Corporations shall jointly file with the Director under the Act, Articles of Amalgamation and such other documents as may be required for the purpose of giving effect to the Amalgamation.

6.2      Termination

     This Agreement may, prior to the endorsement of the Certificate of Amalgamation, be terminated by resolution of the board of directors of either of the Amalgamating Corporations notwithstanding the approval of this Agreement by the shareholders of both of the Amalgamating Corporations, at any time prior to the endorsement of a Certificate of Amalgamation under the Act insofar as this Agreement relates to the Amalgamating Corporation in question.

6.3      Amendments

     This Agreement may, prior to the endorsement of the Certificate of Amalgamation, be amended by resolution of the board of directors of each of the Amalgamating Corporations, without further approval of the shareholders of each of the Amalgamating Corporations.


                             ARTICLE SEVEN - GENERAL

7.1      Assets and Liabilities

     The Amalgamated Corporation shall possess all the property, rights, privileges and franchises, as they exist immediately before the Amalgamation, and shall be subject to all the liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations, as they exist immediately before the Amalgamation.

7.2      Registrar and Transfer Agent

     The registrar and transfer agent for the shares of the Amalgamated Corporation shall be Computershare Trust Company of Canada, at its principal office in the City of Toronto.

7.3      Auditors

     The auditors of the Amalgamated Corporation shall be Kraft, Berger Grill, Schwartz. Cohen & March LLP, Chartered Accountants.

7.4      Fiscal Year End

     The fiscal year end of the Amalgamated Corporation shall be September 30, in each year, commencing September 30, 2003, until changed by resolution of the board of directors.

7.5      Modifications

     Each of the Amalgamating Corporations may, by special resolution (as defined in the Act) of each of them, assent to any alteration or modification of this Agreement.

7.6      Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.



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7.7      Execution in Counterpart

     This Agreement may be executed in counterparts all of which taken together shall constitute this Agreement.

7.8      Entire Agreement

     This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, oral and written between the parties thereto with respect to the subject matter hereof.

IN WITNESS WHEREOF this Amalgamation Agreement has been executed by the parties hereto.

                                            GENTERRA INVESTMENT CORPORATION



                                            By:
                                                     Secretary



                                            MIRTRONICS INC.



                                            By:
                                                     Secretary